Exhibit 99.1

Markforged Announces CFO Transition

Assaf Zipori to Replace Mark Schwartz as Chief Financial Officer

Waltham, Mass. – May 11, 2023 – Markforged Holding Corporation (NYSE: MKFG), the company strengthening manufacturing resiliency by enabling industrial production at the point of need, today announced that Mark Schwartz will be stepping down as Chief Financial Officer, effective May 15th. Schwartz will continue to serve in an advisory role through July 15th to ensure a smooth transition. Assaf Zipori, Markforged’s Senior Vice President of Strategy & Corporate Development, will assume the role of Acting Chief Financial Officer while the company conducts a search for a new Chief Financial Officer.

“Since joining Markforged, Mark has made a significant contribution to the company. With his support and leadership, Markforged went public through its merger with one in July 2021 and built a high-performing team. He leaves the company in a strong position to continue to execute on our strategic plan, and I wish him all the success in his future endeavors,” said Shai Terem, Markforged’s President and Chief Executive Officer.

“It has been an honor to have helped see Markforged through a period of significant transformation and to build the infrastructure needed to operate as a public company. I’m extremely proud of the entire team at Markforged and look forward to watching the company’s continued success and to supporting Assaf during the transition,” said Mark Schwartz.

Zipori has deep experience since joining Markforged more than three years ago. He served as Acting Chief Financial Officer from November 2019 through March 2021 and as Markforged’s head of Strategy and Corporate Development since April 2021.

“Assaf is well-prepared to support us in this key position, having previously served as Markforged’s Acting CFO and leading our financial team prior to the company’s merger with one. He is a pivotal part of our leadership team, and I’m extremely confident that the company is in good hands with Assaf temporarily assuming this expanded role,” said Terem.

Schwartz’s departure is not related to any disagreements concerning operating, accounting or financial reporting matters.

About Markforged

Markforged (NYSE:MKFG) is enabling more resilient and flexible supply chains by bringing industrial 3D printing right to the factory floor. Our additive manufacturing platform The Digital Forge allows manufacturers to create strong, accurate parts in both metal and advanced composites. With over 10,000 customers in 70+ countries, we’re bringing on-demand industrial production to the point of need. We are headquartered in Waltham, Mass where we design the hardware, software and advanced materials that makes The Digital Forge reliable and easy to use. To learn more, visit www.markforged.com.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Markforged believes that it has a reasonable basis for each forward-looking statement contained in this press release, Markforged cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, the effect of the CFO transition on Markforged. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Markforged to maintain its listing on the New York Stock Exchange; the effect of COVID-19 on Markforged’s business and financial results; the outcome of any legal proceedings against Markforged; and those factors discussed under the header “Risk Factors” in Markforged’s most recent periodic and other filings with the SEC. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that Markforged will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent Markforged’s views as of the date of this press release. Markforged anticipates that subsequent events and developments will cause its views to change. However, while Markforged may elect to update these forward-looking statements at some point in the future, Markforged has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Markforged’s views as of any date subsequent to the date of this press release.

Contacts

Investors

Austin Bohlig, Director of Investor Relations

investors@markforged.com

Media

Sam Manning, Principal Public Relations Manager

press@markforged.com